AGREEMENT

              (Third Round Funding)


THIS AGREEMENT, made and entered into this 30th day of September, 1996, by and between RICHARD S HUSON, hereinafter referred to as "Lender", and CASINOVATIONS INCORPORATED, a Washington corporation, (hereinafter referred to as "Borrower") and RANDY D. SINES, a married person, and CHERYL L. FORTE, a married person (Randy D. Sines and Cheryl L Forte hereinafter collectively referred to as "Grantors"). Lender, Borrower, and Grantors, hereinafter collectively referred to as "Parties".

WHEREAS, Parties desire to enter into a Third Round Funding contract to lend money and grant proxies on the terms and conditions provided herein; and

NOW THEREFORE, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED AS FOLLOWS:

1. Lender hereby agrees to lend to Borrower upon request of Borrower and Borrower hereby borrows from Lender up to the sum of Five Hundred Thousand and no/100 Dollars ($500,000.00) on terms and conditions contained herein and on the attached Exhibit "A" Promissory Note Parties acknowledge Lender's prior Loan to Borrowers of $150,000.00 is paid in full and the Stock Pledge and Security Agreements between the Parties are fully completed and performed contracts and Lenders' prior Loan (Exhibit "B") for $300,000.00 has been fully assigned to Grantors by Lender with full rights and remedies as provided for in the January 15, 1996 Funding Agreement and Note, except as otherwise provided for herein.

2. In the event the Exhibit "A" Note has not been fully repaid by Borrower by December 31, 1997 Borrower grants to Lender, subject to the terms and conditions of this Agreement and the pre-emptive rights of all Shareholders, the option to convert Exhibit "A" Loan to Borrower's common voting shares at $ 82 per share. Said option must be exercised by Lender declaring paid in full the Exhibit "A' Note and by Lender notifying Borrower in writing of Lender's intent to exercise the option on or before January 31,1998.

3. Provided that Grantors or their spouses each receive at least $10,000 per month from borrower (such amounts to be paid first from salaries, second from accrued salaries and third from interest and/or principal payments on the Exhibit "B" $300,000 00 Loan due Grantors by Borrower), the Parties agree the Exhibit "A" Note will be repaid before or concurrent with the $300,000 00 Loan payable by Borrower to Grantor per Exhibit "B" except that the Exhibit "B", $300,000.00 Loan may be paid as provided above. This provision to pay Exhibit "B" Note concurrent with or after Exhibit "A" Note shall terminate January 1, 1998. The Exhibit "A" Note shall be due and payable, without demand, on December 3 1, 1997 except Note principal and interest due may be converted to stock in Borrower as provided herein Furthermore, Borrower agrees to pay 35% of cash proceeds received from equity financing of Borrower as payment on Note within five (5) days of receipt of cash proceeds by Borrower.

4. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover from the losing party reasonable attorney's fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which it or they may he entitled.

5 The terms and conditions of this Agreement shall inure to the benefit of, and shall he binding upon, the Parties hereto, their respective heirs, personal representatives, successors and assigns.

6. Parties agree to execute any and all documents required by this Agreement or to effect the intent of this Agreement. Each party has consulted or has been advised to consult independent legal counsel and has had sufficient time to do so. Douglas J Brajcich, P.C. represents only Borrower.

7. This Agreement may be executed in any number of counterparts and/or by facsimile (fax) each of which will be deemed to be an original and all of which together will constitute a single agreement

8. Every provision of this Agreement is subject to and conditioned upon the pre-emptive rights of all Borrower's shareholders.

9. No Shares have been registered with the Securities and Exchange Commission under the Securities Act of 1933 as amended, or under the Securities acts of Washington, Oregon, Nevada, or under any other stale Securities laws. By acquiring any Shares, the acquiring party represents that such party has acquired the Shares for investment and that such party will not sell or otherwise dispose of the Shares without registration or other compliance with the aforesaid acts and the rules and regulations thereunder.

10 Until $2.4 million in cash or cash equivalents is raised by Borrower, Grantors agree to grant Lender irrevocable proxies to vote Grantors' common voting shares in Borrower to the lessor of 1) all Grantors' shares (to include additional shares received by Grantors), or 2) shares necessary to give Lender 51 % voting rights in Borrower

11. This agreement is conditioned on Written assignment and delivery of Exhibit "B" Note by Lender to Borrower and as otherwise provided herein.

12 This agreement is not a waiver of any of Grantor's rights such as provided in Employment Agreements between Borrower and Randy D. Sines and Steven L. Forte.


IN WITNESS WHEREOF, this Agreement is dated as of the day and year first above mentioned.


RICHARD S HUSON


CASINOVATIONS INCORPORATED

a Washington corporation


By.

RANDY D. SINES

Its President


GRANTORS:




RANDY D. SINES

FORTE


CHERYL L. FORTE







EXHIBIT "A"

PROMISSORY NOTE






Up to $50O,000.00                     Spokane, Washington

September 30, 1996 30, 1996

1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, CASINOVATIONS INCORPORATED, a Washington Corporation ("Borrower"), does hereby promise to pay to the order of RICHARD S. HUSON ("Lender"), at 121 S.W. Morrison, Suite 1400, Portland, Oregon 97204, or at such other place as Lender may from time to time designate in writing, the principal sum of up to Five Hundred Thousand and No/l00 Dollars ($500,000.00), together with all interest thereon and other sums herein referred to. The final principal balance of this Note shall be determined by adding thereto additional amounts borrowed by Lender, which amount when added to the initial principal balance shall accrue as stated below from date borrowed and reduced by principal and interest payments made thereon.

2. Interest and Payment Terms. The unpaid principal hereof shall bear interest from the date of this Note until default and after default at the rate of nine and one-half percent (9.5%) per annum.

This Note shall be due and payable, without demand, on December 31, 1997 except Note principal and interest due may be converted to stock in Borrower per Agreement of even date. Furthermore, Borrower agrees to pay 35% of cash proceeds received from equity financing of Borrower as payment on Note within five (5) days of receipt of cash proceeds by Borrower.

3. Calculation of Interest and Application of Payments. Interest shall be calculated on a 365 or 366-day year, as applicable, based on actual days elapsed. Each installment hereunder shall be first applied to the payment of costs and expenses for which Borrower is liable hereunder, next to the payment of accrued interest, and lastly to the reduction of principal. This Note shall continue to bear interest at the Note rate (or at the Default Rate, as hereinafter defined, if and so long as any default exists hereunder) until and including the date of collection, and all payments hereunder shall be calculated by and shall be payable in the lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

4. Prepayment. Borrower shall have the right at any time to prepay the whole or any part of this Note without prepayment premium or fee.

5. Default Rate. If and so long as any default exists under this Note the interest rate on this Note, and on any judgment obtained for the collection of this Note, shall be nine and one-half percent 9.5% per annum (the "Default Rate").

6. Borrower's Right to Cure. Upon an event of default, except as otherwise provided below, Lender shall not accelerate this debt, make any payments for which Borrower is primarily liable, or foreclose upon or attach any assets of Borrower unless it first gives Borrower written notice of such default at Borrower's address and in the mariner described for notices described herein below and unless such default is not fully cured within the following periods:

(a)ten (10) days after such notice is given in the event of any failure to make a monetary payment;

(b)fifteen (15) days after such notice is given in the event of non monetary defaults not subject to other provisions of this Section, provided (I) within five (5) days after such notice is given; Borrower commences its cure and submits to Lender in writing its plan to cure; and (ii) the cure is continuously pursued by Borrower with due diligence. If in Lender's sole judgment such default is not reasonably capable of being cured within fifteen
(15) days, Borrower shall have such additional time as is reasonably necessary 'to complete the cure, but in no event more than thirty (30) days after the notice of default is given.

7. Usury. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

8. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Washington, and all sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States.

9. Addresses for Notices: Etc. All notices, requests, demands, directions and other communications required under this Note shall be in 'writing (including telegraphic communication) and mailed by United States mail or facsimile or delivered by overnight courier or by hand to the applicable party at the addresses indicated below:


if to Borrower:


Casinovations Incorporated

Suite 107

2718 East 57th

Spokane, Washington 99223

if to Lender:


RICHARD S. HUSON

121 S.W. Morrison, Suite 1400

Portland, Oregon 97204


or, as to any party, at such other address as shall be designated by such parry in a written notice to each other party complying as to delivery with the terms of this Section 9. All such notices, requests, demands, directions and other communications so mailed or telecopied or delivered shall be effective when received if sent by mail, when delivered if delivered by courier or by hand, or when transmitted if sent by facsimile.

10. Counterparts. This Note may be executed in one or more counterparts, all of which shall together constitute one instrument.

11. Counter Provisions Agreement. This Note is in conjunction with that certain Agreement of even date by and between Richard S. Huson ("Lender") and Casinovations Incorporated ("Borrower") and Randy D. Sines and Cheryl L. Forte ("Grantors").


BORROWER:


CASINOVATIONS INCORPORATED


By

RANDY D SINES President


EXHIBIT "B"

NOTE

$300,000.00 Spokane, Washington

____________ 1996




1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, Casinovations INCORPORATED, a Washington corporation ("Borrower"), does hereby promise to pay to the order of RICHARD S. Huson ("Lender"), at 121 S.W. . , Suite 1400, Portland, Oregon 97204, or at such other place as Lender may from time to time designate in writing, the principal sum of Three Hundred Thousand and No/100 Dollars (5300,000.00), together with all interest thereon and other sums herein referred to.


2. Interest and Pavement Terms. The unpaid principal hereof shall bear interest from January 15, 1996, until default at the rate of nine and one-half percent (9.5%) per annum.

This Note shall be due and payable, without demand, on July 15, 1996.

3. Calculation of Interest and Application of Pavements. Interest shall be calculated on a 365 or 366-day year, as applicable, based on actual days elapsed. Each installment hereunder shall be first applied to die payment of costs and expenses for which Borrower is liable hereunder, next to the payment of accrued interest, and lastly to the reduction of principal. This Note shall continue to bear interest at the Note rate (or at the Default Rate, as hereinafter defined, if and so long as any default exists hereunder) until and including the date of collection, and all payments hereunder shall be calculated by and shall be payable in the lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

4. Prepayment. Borrower shall have die right at any time to prepay the whole or any part of this Note without prepayment premium or fee.

5. Default Rate. If and so long as any default exists under this Note or any of the security granted to secure this Note, the interest rate on this Note, and on any judgment obtained for the collection of this Note, shall be increased from the date the default is declared to a rate (the "Default Rate") equal to five percent (5%) per annum in excess of the Note rate. Borrower acknowledges that die imposition of the Default Rate will result in the then effective interest rate in this Note being increased from 9.5% per annum to 14.5% per annum.

6. Costs of Collection. Borrower promises to pay all costs, expenses and attorneys' fees incurred by Lender in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the debt, in any foreclosure of the Partnership Pledge and Security Agreement or the realization upon any other security securing this Note, in protecting or sustaining the lien or priority of said Partnership Pledge and Security Agreement or said other security, or in any litigation or controversy arising from or connected with this Note or the Partnership Pledge and Security Agreement, including any bankruptcy, receivership, injunction or other proceeding, or any appeal from or petition for review of any of the foregoing, in which Lender prevails. If a judgment is obtained thereon which includes an award of attorneys' fees, such attorneys' fees, costs and expenses shall be in such amount as the court shall deem reasonable. All collection costs, expenses and attorneys' fees are payable on demand, shall bear interest at the Default Rate from the date of demand to and including the date of payment to Lender, and shall be fully secured by the Partnership Pledge and Security Agreement and other security granted in connection with this Note.

7. Collateral. This Note is secured by a Partnership Pledge and Security Agreement relating to certain partnership units owned by Randy D. Sines and Cheryl L. Forte ("Grantors") in Borrower. The Partnership Pledge and Security Agreement, the Funding Agreement among Grantors, Borrower, Lender and Sines Forte Partnership pursuant to which this Note is executed, and all other documents executed in connection with this Note are collectively referred to hereinafter as the Related Documents. -

8. Defaults: Acceleration. Time is of the essence of this Note. The occurrence of any of the following shall, without notice, demand or opportunity to cure, constitute an event of default under this Note and each of the Related Documents:

(i) Failure of Borrower to make any payment required to be paid by Borrower under this Note or the Related Documents in strict accordance with the terms thereof;

(ii) Failure of Borrower to perform any other covenant, agreement or other obligation contained in this Note or the Related Documents;

(iii) Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower proving to be or having been false in any material respect when made or furnished;

(iv) The occurrence of any event of default under the Related Documents;

(v) If any assignment by Borrower or any partner of Borrower, or any of them, for the benefit of creditors shall be made; or

(vi) If Borrower or any partners of Borrower shall voluntarily file a petition under the Federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Borrower or any partners of Borrower shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation of Borrower or any partners of Borrower, or if Borrower or any partners of Borrower shall be adjudged a bankrupt, or upon dissolution, business failure or discontinuance of Borrower or any partners of Borrower as a going business (except for labor disputes), or if a trustee or receiver shall be appointed for Borrower or any partners of Borrower, or Borrower's or any partners of Borrower's property, or if the partnership interests of Borrower shall become subject to the jurisdiction of a Federal bankruptcy court, or similar state court:, or if Borrower or any partners of Borrower shall make an assignment for the benefit of creditors, or if there is an attachment, execution or other judicial seizure of any portion of Borrower 5 or any partners of Borrower's assets and such seizure is not discharged within ten (10) days;

then, upon the occurrence of any such event of default, after expiration of any applicable notice and cure period, the entire principal sum, with accrued interest thereon due under this Note, shall, at the option of Lender, become due and payable forthwith, without further notice. No failure to exercise such option shall be deemed a waiver on the part of Lender of any right accruing thereafter.

9. Borrower's Right to Cure. Upon an event of default, except as otherwise provided below, Lender shall not accelerate this debt, make any payments for which Borrower is primarily liable, or foreclose upon or attach any assets of Borrower unless it first gives Borrower written notice of such default at Borrower's address and in the manner described for notices described in
Section 16 below and unless such default is not fully cured within the following periods;

(i) three (3) days after such notice is given in the event of any failure to make a monetary payment;

(ii) fifteen (15) days after such notice is given in the event of nonmonetary defaults not subject to other provisions of this Section. provided (i) within five (5) days after such notice is given, Borrower commences its cure and submits to Lender in writing its plan to cure; and (ii) the cure is continuously pursued by Borrower with due diligence. If in Lender's sole judgment such default is not reasonably capable of being cured within fifteen
(15) days, Borrower shall have such additional time as is reasonably necessary to complete the cure, but in no event more than thirty (30) days after the notice of default is given, or

(iii) sixty (60) days after the filing of any involuntary petition in bankruptcy against or for the appointment of a receiver for Borrower (except for petitions filed by Lender), with the dismissal of such petitions by the court within such period being deemed to cure such default

Notwithstanding the above provisions, the notice and cure periods provided for in this Section shall not apply in the following circumstances:

(a) any default of the type described in subsection 8(c), if but only if, as a result of such default, Lender reasonably determines that the value of all or a substantial portion of ~e Pledged Collateral (as described in die Partnership Pledge and Security Agreement), or Lender's security interest in that Pledged Collateral, is materially impaired; or

~) if Grantors transfer or encumber all or any portion of their interest in the Pledged Collateral (as defined in the Partnership Pledge and Security Agreement) without obtaining any required consent of Lender or as expressly permitted by this Note or the Partnership Pledge and Security Agreement; or

(c) in any circumstance when a delay in effecting a cure is, in the reasonable judgment of Lender, likely to result in any Pledged Collateral being damaged, becoming uninsured or rendered unavailable to Lender or the value thereof being materially and adversely affected, or lender's ability to recover its outstanding balance from Borrower being materially affected; or

(d) any default of the same type or nature which occurs more than twice; or

(e) any filing of a voluntary petition in bankruptcy by Borrower or any partner in Borrower, or for the appointment of a receiver or trustee of all or a portion of Borrower's property; or

(f) any assignment for the benefit of creditors, fraudulent conveyance, or other plan or action instituted by Borrower or any partner in Borrower in an attempt to avoid the satisfaction of any lawful indebtedness

The provisions of this Section shall apply to defaults under all documents executed as security for this Note, and unless expressly stated to the contrary in such documents any notice or cure period referred to therein shall be deemed to incorporate said provisions. If any of said documents are inconsistent with this Section. this section shall be controlling, unless said other document expressly provides otherwise. Where additional notice or cure periods are provided in this or any other such documents or are required by any other contract or by law, said periods and those contained in this section shall run concurrently. Nothing in this section shall be construed as extending the term of this Note or the date upon which a default occurs. and no decision to forego any remedy for any given default shall be deemed a waiver on the part of Lender of any right relating to any other default. No failure to give any notice of any default shall constitute a waiver of such default or any remedy which may be available in connection therewith. This section shall be strictly construed, and shall not impair the exercise of any remedy not referred to above immediately upon default, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order or appointment of receiver.

10. Usury. Borrower hereby represents that this loan is for commercial use and not for personal. family or household purposes. It is the specific intent of the Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rare permitted by applicable law, with any excess interest theretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand.

11. Renewals. Borrower, and all others who may become liable for all or any part of this obligation, consent to any number of renewals or extensions of the time of payment hereof and to the release of all or any part of the security for the payment hereof. Any such renewals, extensions or releases may be made without notice to any of said parties and without affecting their liability.

12. Multiple Parties. If Borrower is composed of more than one person or entity. each of such persons shall be jointly and severally liable for the indebtedness evidenced hereby. A default on the part of any one person or entity comprising Borrower or any guarantor of this Note shall be deemed a default on the part of Borrower hereunder. Any married person comprising Borrower pledges his or her marital community properties in satisfaction hereof.

13. Waivers. Borrower hereby waives presentment, demand of payment, notice of dishonor, protest, and notice of nonpayment, and any and all other notices and demands whatsoever. No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in writing executed by the Lender.

14. Construction. This Note shall be governed by and construed in accordance with the laws of the State of Oregon. and all sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States This Note and all Related Documents executed in connection with this Note have been reviewed and negotiated by Borrower, Lender and any guarantors at arms' length with the benefit of or opportunity to seek the assistance of legal counsel and shall not be construed against either parry. The titles and captions in this Note are inserted for convenience only and in no way define, limit, extend, or modify the scope or intent of this Note. In any case where Lender is permitted to act in its "sole discretion, "sole option" or the like, Lender shall be entitled to exercise unfettered discretion and may act without application of principles of law, if any, requiring good faith or fair dealing or reasonableness in exercising Lender's options.

15. Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by any court of competent jurisdiction, said determination shall not affect the validity or enforceability of the remaining terms hereof. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

16. Addresses for Notices: Etc. All notices, requests. demands, directions and other communications required under this Note shall be in writing (including telegraphic communication) and mailed by United States mail or facsimile or delivered by overnight courier or by hand to the applicable party at the addresses indicated below:

if to Borrower:

CASINOVATIONS INCORPORATED

2718 E.57th Avenue, #107

Spokane, WA 99223


if to Lender:


RICHARD S. HUSON

121 S.W. Morrison, Suite 1400

Portland, Oregon 97204

or, as to any parry, at such other address as shall be designated by such parry in a written notice to each other party complying as to delivery with the terms of this Section 16. All such notices, requests, demands, directions and other communications so mailed or telecopied or delivered shall be effective when received if sent by mail, when delivered if delivered by courier or by hand, or when transmitted if sent by facsimile.

17. Replacement of Prior Note. This Note is being executed and delivered by Borrower to evidence Borrower's assumption of the obligations of Sharps International Limited Partnership under that certain Promissory Note dated as of January 15, 1996 (the "Sharps Note"). By accepting this Note, Lender agrees to destroy the Sharps Note.

18. Counterparts. This Note may be executed in one or more counterparts, all of which shall together constitute one instrument.


BORROWER:

CASINOVATIONS INCORPORATED,

a Washington Corporation

By:

Title